Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2021 relating to the financial statements of Great Elm Capital Corp., appearing in the Annual Report on Form 10-K of Great Elm Group, Inc.  for the year ended June 30, 2021.

Boston, MA
November 22, 2021